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[GRAPHIC]   PUBLIC NOTICE                                News Media Information  202 / 418-0500
            FEDERAL COMMUNICATIONS COMMISSION                     Fax-On-Demand  202 / 418-2830
            445 12TH ST., S.W.                                              TTY  202 / 418-2555
            WASHINGTON, D.C. 20554                                Internet:  http://www.fcc.gov
                                                                                    ftp.fcc.gov
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                                                                       FCC 01-11
                                                                January 11, 2001



                   SUBJECT TO CONDITIONS, COMMISSION APPROVES
            MERGER BETWEEN AMERICA ONLINE, INC. AND TIME WARNER, INC.

     The Commission today approved the joint application ("Application")(1) filed by America Online, Inc. ("AOL") and Time Warner Inc. ("Time Warner") (collectively the "Applicants") for approval to transfer control of certain licenses and authorizations to AOL Time Warner, Inc., a newly created company, subject to the conditions stated below.(2) A Memorandum Opinion and Order (the "Order") explaining in further detail the Commission's reasoning and the conditions will be issued shortly.


----------------

(1) Applications for Consent to the Transfer of Control of Licenses and Section 214 Licenses Time Warner, Inc., and America Online, Inc., Transferors, to AOL Time Warner, Inc., Transferee, CS Docket No. 00-30 (filed Feb. 11, 1999) ("Application").

(2) The Commission approved the Application and imposed the conditions pursuant to Sections 4(i) and (j), 214(a), 214(c), 303(r), 309, and 310(d) of the
Communications Act of 1934, as amended, 47 U.S.C. 'SS''SS'. 154(i), 154(j), 214(a), 214(c), 303(r), 309, 310(d).

The Commission's approval of the Application includes authority for AOL Time Warner to acquire control of:

         a) any authorization issued to Time Warner, its subsidiaries, or its affiliates during the Commission's consideration of the Application and the period required for consummation of the merger transaction following approval;

         b) construction permits held by licensees involved in this transfer that matured into licenses during the Commission's consideration of the Application or that mature into licenses after closing of the merger transaction and that may have been omitted from the transfer of control Application; and

         c) applications filed by such licensees and that are pending at the time of consummation of the proposed transfer of control.




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         INTERNET SERVICES

         Although the Commission found that the FTC consent decree with AOL Time Warner would substantially ensure that unaffiliated ISPs are able to offer their services over AOL Time Warner's cable system on non-discriminatory terms and conditions, the Commission found that AOL Time Warner might have insufficient incentives to enter contracts with local or regional ISPs that are unaffiliated with AOL Time Warner. The Commission noted that the FTC consent decree requires AOL Time Warner to negotiate in good faith with any unaffiliated ISP seeking access to its cable systems and, thus, reiterated that AOL Time Warner must engage with local and regional ISPs in a good faith, nondiscriminatory manner. The conditions set forth below regarding choice of ISPs, first screen, billing, technical performance, and disclosure of contracts are particularly relevant to the ability of smaller ISPs to negotiate carriage arrangements on non-discriminatory terms and we expect that AOL Time Warner will negotiate in good faith to reach contract provisions that are consistent with the commercial viability of these entities. The Internet access conditions that the Commission adopted with regard to AOL Time Warner are as follows:(3)

         A. Choice of ISPs: AOL Time Warner shall not restrict the ability of any current or prospective ISP customers to select and initiate service from any unaffiliated ISP which, pursuant to a contract with AOL Time Warner, has made its service available over AOL Time Warner's cable facilities ("Participating ISP"). AOL Time Warner must allow customers to select a Participating ISP by a method that does not discriminate in favor of AOL Time Warner's affiliates on the basis of affiliation. At a minimum, AOL Time Warner must allow customers to obtain a list of Participating ISPs by calling their local AOL Time Warner cable system and requesting such a list. Whenever a customer requests a listing of Participating ISPs, AOL Time Warner shall provide the list in a reasonable and timely manner. Such list shall not discriminate in favor of AOL Time Warner's affiliates on the basis of affiliation. AOL Time Warner may not prohibit ISPs from marketing their services to AOL Time Warner cable customers.(4)

         B. First Screen: AOL Time Warner must permit each Participating ISP to determine the contents of its subscribers' first screen and may not require a Participating ISP to include any content as a condition of obtaining access to AOL Time Warner cable systems; provided that AOL Time Warner and any Participating ISP may agree that the ISP will include specified content or links on its first screen. AOL Time Warner may not require any high-speed Internet access cable customer to go through an affiliated ISP to reach any Participating ISP from which the customer purchases service.

         C. Billing: AOL Time Warner must permit each ISP to have a direct billing arrangement with those high-speed Internet access subscribers to whom the ISP sells service. AOL Time Warner may offer a billing service to any Participating ISP, but may not require any ISP to purchase this service as a condition of obtaining access.

         D. Technical Performance: All contracts between AOL Time Warner and unaffiliated ISPs for access to Time Warner's cable systems shall contain a clause warranting that, to the extent AOL Time Warner provides any Quality of Service mechanisms, caching services, technical support customer services, multicasting capabilities, address management and other technical functions of the cable system that affect

---------------

(3) The conditions that follow are not intended to require AOL Time Warner to offer any ISP connection to its cable systems, but instead to ensure that if and when the merged firm does agree to offer ISP connection, it do so in conformity with the requirements we delineate herein.

(4) This provision ("Choice of ISPs") is not intended to restrict AOL Time Warner's ability to market its own products to prospective or current ISP customers.


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customers' experience with their ISP, AOL Time Warner must provide them in a manner that does not discriminate in favor of AOL Time Warner's affiliated ISPs on the basis of affiliation.

         E. Rights to Disclose Contracts to the Commission: AOL Time Warner may not enter into any contract with any ISP for connection with AOL Time Warner's cable systems that prevents that ISP from disclosing the terms of the contract to the Commission under the Commission's confidentiality procedures.

         F. Enforcement: With respect to any dispute concerning AOL Time Warner's compliance with these conditions, the following procedures shall apply. These procedures are designed to resolve any disputes within sixty (60) days of the filing of the Complaint and to have them resolved by the Chief, Cable Services Bureau ("Chief").

                  1. No less than ten (10) business days before filing a complaint with the Commission, the complainant shall notify AOL Time Warner of its intention to file the complaint. This is intended to afford the parties a final opportunity to resolve their dispute without resort to our processes.

                  2. Within twenty (20) days after public notice of the filing of the complaint, any interested party shall file an answer. Within ten (10) days after the filing of the answer, the complainant may file its reply. The complainant and AOL Time Warner shall each, with its first filing, furnish a detailed report, technical or otherwise, describing the conduct or events that are the subject of the filing. All filings shall be made with Commission Secretary and shall be concurrently served on the Chief.

                  3. In resolving these filings, the Chief will apply the following principles: (a) the general pleading rules set forth in Parts 1 and 76 of our rules will apply to the extent they are consistent with the specific requirements of the proceedings provided for herein;
                           (b) complaints of misconduct by AOL shall be filed within one year of the occurrence of the alleged misconduct; (c) discovery shall be at the discretion of the Chief and may be requested by a party in one of its filings provided for above; and (d) the complainant shall bear the burden of proof in the proceeding it commences.

The Chief shall sustain or dismiss the complaint within sixty (60) days of the filing of the complaint.

         INSTANT MESSAGING

         Given AOL Time Warner's likely domination of the potentially competitive business of new, IM-based services, especially advanced, IM-based high-speed services ("AIHS")(5) applications such as videoconferencing, the Commission concluded that a condition to prevent that merger-specific harm was merited. AOL Time Warner may not offer an AIHS application that includes the transmission and reception, utilizing a names and presence directory ("NPD")(6) over the Internet Protocol path of AOL Time Warner

---------------
(5) AIHS applications are defined in the order to be bandwidth-intensive and therefore applications that work best with high-speed Internet access. AIHS applications include time sensitive, "latency dependent" applications such as talking, game playing, and video conferencing.

(6) An essential input to an IM service is the service provider's NPD. The names and presence indication, as displayed on the sender's and recipient's buddy lists and screens, enable each to know the other's IM name and when he or she is online or available for communication or interaction. The actual NPD consists, first, of a database of the users' unique IM names and addresses and, second, of a "presence detection" function, which is the IM provider's knowledge, and its

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broadband facilities, of one- or two-way streaming video communication using NPD protocols - including live images or tape - that are new features, functions, and enhancements beyond those offered in current offerings such as AIM 4.1 or ICQ 2000b,(7) unless and until AOL Time Warner has successfully demonstrated it has complied with one of the following grounds for relief.

         Grounds for Relief. Option One. AOL Time Warner may file a petition demonstrating that it has implemented a standard for server-to-server interoperability of NPD-based services(8) that has been promulgated by the IETF or a widely recognized standard-setting body that is recognized as complying with National Institute of Standard Testing or Industry Standard Organization requirements for a standard setting body. At a minimum, AOL Time Warner must demonstrate that the adopted protocol makes available to another provider of NPD-based services such data in AOL Time Warner's NPD(s) as will enable the other provider's users to know the addresses of AOL Time Warner users and detect their presence online, to the same extent that AOL Time Warner's users know each others' addresses and detect each others' presence online. AOL Time Warner must also demonstrate that the protocol makes available to other IM providers any other information used by AOL Time Warner to implement and process transaction of AIHS services, to the extent allowed by law. The adopted standard shall also ensure that AOL Time Warner shall afford the same quality and speed in processing transactions to and from the other provider as it affords to its own transactions of the same type.(9) Other than specifying server-to-server interoperability as described above, we do not set any technical criteria for interoperability.

         Option Two. AOL may file a petition demonstrating that it has entered into written contracts providing for server-to-server interoperability with significant, unaffiliated, actual or potential competing providers of NPD-based services offered to the public.(10) AOL must execute the first such contract prior to offering the video AIHS service described above. After AOL Time Warner executes the first contract, an

--------------------------------------------------------------------------------
ability to inform others, that a certain user is online and therefore available to engage in instant messaging. Third, the NPD is more than simply a customer list. It is a working part of an electronic communications network for persons who have requested participation in the network and actually use the network to exchange communications in real time with other users.

Each IM provider has its own NPD database, which constitutes the total universe of persons with whom that provider's users can engage in instant messaging.

(7) We explicitly exclude upgrades to AOL's current IM products that are not otherwise included in AIHS. We do not intend to include within AIHS streaming video communications not utilizing NPD protocols or applications that contain or are packaged with current IM.

(8) "Server to server" interoperability is interoperability in which a client interacts with other NPD-based services through its own server. Each server establishes communication with other servers, including those controlled by other providers of NPD-based services, to exchange presence information and names.

(9) We do not require the AOL Time Warner software to read and interpret all the data it receives or to make that data comprehensible to its users.

(10) A potential competitor is "an aggressive, well equipped and well financed company that is engaged in the same or related lines of commerce." United States
v. Falstaff Brewing Corp., 410 U.S. 526, 532 (1973). See also United States v. Penn-Olin Chem. Co., 378 U.S. 158, 174 (1964). In this case, we expect that the potential provider would be a company that is capable of entering into an arms-length, commercially reasonable and mutually beneficial contract with AOL and is likely to become a significant competitor in the near term in providing NPD services.

officer of AOL Time Warner shall certify to the Commission that it is prepared to promptly negotiate in good faith, with any other requesting provider of NPD-based services.(11)

         Within 180 days of executing the first contract, AOL must demonstrate that it has entered into two additional contracts with significant, unaffiliated, actual or potential competing providers. The interoperability achieved under these contracts shall be identical to that described under Option 1 above with identical terms and conditions for technical interoperability. All parties to a contract shall agree not to alter the technical protocol without the consent of all parties providing interoperable IM services under these agreements. The contracts may contain different provisions for business considerations. AOL Time Warner must submit copies of these agreements for server-to-server interoperability into the record of this proceeding within 10 days of execution of such agreement. AOL Time Warner may redact any proprietary information or terms not related to technical interoperability.

         Option Three. AOL Time Warner may seek relief from the condition on offering AIHS video services by filing a petition demonstrating that imposition of the condition no longer serves the public interest, convenience and necessity because there has been a material change in circumstance, including new evidence that renders the condition on offering AIHS video services no longer necessary in the public interest, convenience, and necessity. If AOL Time Warner proffers market share information as evidence that the condition no longer is necessary in the public interest, convenience, and necessity, AOL Time Warner must demonstrate that it has not been a dominant provider of NPD services for at least four (4) consecutive months.

         Procedure for Submission of Petition to the Commission. To receive authorization to offer AIHS video services pursuant to Options 1-3 above, AOL Time Warner shall submit a Petition to the Commission. The Petition shall be filed with the Secretary's office and shall contain the factual and legal bases demonstrating satisfaction of one of the three options set forth above. The Commission shall put the Petition out for Notice and Comment with a maximum of 30 days for receipt of such comments. Petitioner may submit a reply not more than 15 days after the closure of the comment period. Upon the timely filing of Petitioner's reply, the Petition, comments and reply shall be submitted to the Commission for disposition. The Commission shall issue its findings and conclusions not more than 60 days after receipt of the matter. This timeline may be altered at the discretion of the Commission upon a timely submitted request of the Petitioner. The findings of the Commission shall be made upon clear and convincing evidence, and in the

--------------
(11) By "negotiate in good faith," we mean that AOL Time Warner: (1) may not refuse to negotiate with another IM provider regarding interoperability; (2) must appoint a negotiating representative with authority to bargain and conclude an agreement on interoperability; (3) must agree to meet at reasonable times and locations and may not act in a manner that would unduly delay the course of negotiations; (4) may not put forth a single, unilateral proposal that is not subject to negotiation; (5) in responding to an offer proposed by another IM provider, must provide considered reasons for rejecting any aspects of the other provider's offer or proposal; (6) may not enter into an agreement that requires the other IM provider to interoperate exclusively with AOL Time Warner or authorizes AOL Time Warner to deny interoperability to any other IM provider; and (7) must agree to execute a written agreement that sets forth the full agreement between AOL Time Warner and the other IM provider. We add the seventh requirement to ensure that there are no misunderstandings as to the obligations of the parties to the agreement. In addition, because good faith determinations must be grounded on particular facts, we will also examine whether, based on the totality of the circumstances, AOL Time Warner has bargained in good faith. If we find that AOL Time Warner has not bargained in good faith, we will instruct AOL Time Warner to restart negotiations with the aggrieved IM provider, but will not mandate that the parties reach agreement or enter into a contract on specific terms or conditions. Cf. Implementation of the Satellite Home Viewer Improvement Act of 1999, Retransmission Consent Issues: Good Faith Negotiation and Exclusivity, CS Docket No. 99-363, First Report and Order, 15 FCC Rcd 5445
(2000).

absence of such an evidentiary showing, the condition shall not be eliminated.

         Reporting Requirement. The Commission shall require AOL Time Warner to file a progress report with the Commission, 180 days after the release of the Order and every 180 days thereafter, describing in technical depth, the actions it has taken to achieve interoperability of its IM offerings(12) and others' IM offerings. Such reports will be placed on public notice for comment. Any confidential or proprietary information contained in the reports may be submitted to the Commission pursuant to the terms of the protective order in this proceeding.

         Enforcement. The Commission shall retain jurisdiction over the licensees or their successors for the purpose of enforcing the terms of this condition, for a period not to exceed five years. The terms of this condition shall be enforced pursuant to the Commission's powers under the Communication Act. Any party to the Order, or their successor in interest, may petition this Commission at any time for relief from the condition on offering AIHS video services imposed pursuant to the Order.

         In the event that any person wishes to bring to us a dispute about AOL's compliance with this condition, the Commission shall require that the following procedures be followed. These procedures are designed to resolve any disputes within sixty (60) days of the first filing. Within twenty (20) days after public notice is given of either the filing of a complaint or a showing by AOL Time Warner, any interested party shall file a response (AOL Time Warner's answer to the complaint, another person's response to AOL Time Warner's alleged showing). Within ten (10) days after the filing of the responses, the party that made the first filing may file its reply.(13) The complainant and AOL Time Warner shall each, with its first filing, furnish a detailed report, technical or otherwise, describing the conduct or events that are the subject of the filing. All these filings shall be made with the Commission Secretary and shall be concurrently served on the Chief, Cable Service Bureau. The complaint or showing, as the case may be, shall be dismissed or sustained within sixty (60) days of its filing.

         Sunset. Five (5) years after the date of release of the Order, the condition set forth in the preceding paragraphs shall expire and shall not restrain AOL Time Warner from offering video AIHS.

         INTERACTIVE TELEVISION SERVICES

         The Commission announced that it will initiate a proceeding to seek comment on interactive television services.

         OWNERSHIP INTEREST IN GENERAL MOTORS AND HUGHES ELECTRONICS

         In response to arguments that AOL Time Warner's indirect ownership interest in DirecTV, Inc. might raise anticompetitive concerns by permitting a cable operator to own part of a DBS provider, the Commission ordered that the Applicants shall notify the Chiefs of the Commission's Cable Services Bureau and International Bureau, in writing, of any transactions that increase the Applicants' ownership interest in

---------------
(12) Within "its IM offerings," we include the IM offered as part of AOL's basic proprietary Internet access service, AIM, ICQ, any IM that is sponsored by AOL Time Warner and is included in Road Runner, and any new IM-based service that uses the NPD that AOL uses for its IM.

(13) Cf. 47 C.F.R.'SS'76.7

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General Motors Corporation and/or Hughes Electronics Corporation (the parent companies of DirecTV), no later than 30 days after the transaction.

         CONTRACTUAL RELATIONSHIPS WITH AT&T

         To mitigate the adverse effects of potential coordination, as a result of the merger, between AT&T and AOL Time Warner, the Commission imposed the following additional conditions:

         AOL Time Warner shall be prohibited from entering into any agreement with AT&T, tacit or otherwise, that gives any AOL Time Warner ISP exclusive access to any AT&T cable system for the purpose of offering high-speed Internet access service.

         AOL Time Warner shall be prohibited from entering into any agreement with AT&T, tacit or otherwise, that affects AT&T's ability to offer any rates, terms or conditions of access to ISPs that are not affiliated with AOL Time Warner.

         AOL Time Warner, by its General Counsel, shall certify to the Commission upon the merger's closing and annually thereafter that it is in compliance with the foregoing two conditions.

         MISCELLANEOUS PROVISIONS

         The Commission ordered that compliance with all conditions imposed in the Order is a non-severable condition of the grant of the Application.

         All references to AOL and Time Warner in the order shall also refer to their respective officers, directors, and employees, as well as to any affiliated companies, and their officers, directors, and employees, except as otherwise noted.

         The Commission denied the Petition to Deny filed by the Consumers Union, Consumer Federation of America, and Media Access Project, the Petition to Deny of Thomas Lewis Bonge, the Petitions to Condition filed by RCN Telecom Services and Gemstar, and all similar petitions except as otherwise discussed in this public notice.(14)

         The Commission denied the motion to consolidate this proceeding with the AT&T-MediaOne license transfer proceeding, which was filed by the Consumers Union, Consumer Federation of America, and Media Access Project.

         EFFECTIVE DATE OF THE MERGER APPROVAL

         The Commission ordered that the grant of the approval of the Application with conditions is effective today, January 11, 2001.

         Action by the Commission on January 11, 2001, Commissioners Furchtgott-Roth and Powell, concurring in part and dissenting in part.

Media Contacts:    Linda Paris (202) 418-7121
                   Michelle Russo (202) 418-2358


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(14) The Commission acted pursuant to Sections 4(i) and (j), 214(a), 214(c),
309, and 310(d) of the Communications Act of 1934, as amended, 47 U.S.C. 'SS''SS' 154(i), 154(j), 214(a), 214(c), 309, 310(d),

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